TENANCY AGREEMENT (Non-Residential)

THIS AGREEMENT is made on the 1st day of March 2023, by and between: -

(1) Name: YINI MARINE PTE LTD

Registered Address: Kampong Ubi Industrial Estate #01-68, 3025A Ubi Road Singapore 408654

NRIC/ Company Registration number 201415218G ("the **Landlord**")

(2) Name IO3 PTE LTD

Registered Address: 140 Paya Lebar, #07-02 AZ@Paya Lebar, Singapore 409015.

NRIC/ Company Registration number: 201905286N ("the **Tenant**")

WHEREBY IT IS AGREED as follows: -

1. INTERPRETATION

1.1 In this Lease unless the contrary intention appears: -

"**Common Area**" includes such common parts and facilities of the WAREHOUSE (exclude the area within the Premises) as may be prescribed by the Landlord from time to time for the non-exclusive common use of the tenants, tenants' operators, licensees, invites and occupants of the building, in common with the Landlord, provided always that the Landlord may at any time and from time to time reduce or enlarge or in any other way alter Common Areas as the Landlord in its absolute discretion deems fit;

"**Gross Rent**" shall mean the Rent and *Service Charge (where applicable) payable by the Tenant to the Landlord for the Premises.

"**Landlord**" includes the Landlord's successors in title and permitted assigns and any other person who is at any time entitled to the reversion immediately expectant on the determination of this Lease;

"**Month**" means calendar month;

"**Rent**" means the Rent for the Month subject to the prevailing GST (if the Landlord is a GST registered company) payable by the Tenant to the Landlord during the Term;

"**Tenant**" includes the Tenant's successors in title and permitted assigns;

"**Term**" means the duration of this Lease; and

"**Year**" shall mean every period of twenty four (24) Months calculated from the commencement of the Term.

1.2 In any case where the Tenant is placed under a restriction by reason of the covenants and conditions contained in this Lease, the restriction shall be deemed to include the obligation on the Tenant not to permit or allow the infringement of the restriction by any of the Tenant's Occupiers.

Landlord	Tenant

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*If applicable

1.3 Where the context so admits, words in this Lease importing the singular meaning shall include the plural meaning and vice versa, words for the masculine gender shall include the feminine and neuter gender and vice versa and words denoting natural persons shall include corporations and firms and all such words shall be construed interchangeably in that manner.

1.4 Reference in this Lease to any statutes or statutory instruments shall include and refer to any statutes or statutory instruments amending, consolidating or replacing them respectively from time to time and for the time being in force.

2. DEMISE AND TERM OF THE LEASE

2.1 Demise

In consideration of the Rent, *Service Charge and Tenant's covenants hereinafter reserved and contained the Landlord grants and the Tenant accepts a lease of the premises situated at Kampong Ubi Industrial Estate #01-68, 3025A Ubi Road Singapore 408654 (hereinafter referred to as "**The Said Premises**") with all *fixtures and fittings therein:-

a) Together with the right for the Tenant and others duly authorised by the Tenant at all times hereby created to use and enjoy in common with the Landlord and others entitled thereto, the Common Area with the use of the said premises;

b) excepting and reserving unto the Landlord and all others entitled thereto the free and uninterrupted passage and running of all pipes, electric and other wires, drains, and air-conditioning in, through, under or above the said premises for the term and at the consideration hereof.

2.2 Term

(a) The term of this Agreement shall be for a fixed term of Twenty Four (24) months, commencing on the 1st day of March 20 23 and expiring on the 28th day of February 20 25 (hereinafter called "The Term").

3. RENT

3.1 During the Term, the Tenant shall pay to the Landlord the Gross Rent in advance of before the 1st day of each Month, and proportionately for any period of less than a Month, the first of such payment to be made on or before the first day of the Term without any demand, deductions or set-off.

3.2 The monthly Gross Rent shall be paid as follows:

(a) The monthly Rent shall be Singapore Dollars Eight Thousand Eight Hundred (S$8,800) per month.

(b) The first payment of Gross Rent of Singapore Dollars Eight Thousand Eight Hundred (S$8,800) for the period from 1st day of March 20 23 to the 31st day of March 20 23 shall be paid upon execution of this Agreement.

(c) Subsequent payment of monthly Gross Rent shall be payable monthly in advance on the 1st day of each and every month of the tenancy hereby created without any demand, deductions or set-off.

Landlord	Tenant

(Please Initial)

*If applicable

4. TENANT'S COVENANTS

The Tenant hereby agrees with the Landlord as follows:-

4.1 *GST

To pay the Goods and Services Tax (GST) and any present or future rates, taxes or assessments, impositions, levy or outgoings imposed upon or in respect of all sums payable by the Tenant to the Landlord pursuant to this Agreement.

4.2 Utilities

To apply to SP Supply or another open electricity market (OEM) retailer that the existing physical infrastructure of the building can support. Tenant must bear all costs and expenses incurred in procuring electricity from the shortlisted OEM retailer or any change of OEM retailer, including but not limited to payment to the appropriate authorities or corporations for the installations and testing of all or any utilities meter(s) or sub-meter(s) at the said premises and to pay all charges imposed in respect of the installation, testing and supply of any equipment or appliances or lines. The Tenant shall pay all charges, including any tax payable thereon, for the supply of water, electricity, gas and any water borne sewerage system, installed or used at the said premises.

In the event during the Term the Landlord decides to purchase electricity in bulk under the En-bloc Contestability Scheme for the entire Building from any Electrical supplier ("the Supplier") for consumption by the Landlord and the tenants in the Building and/or to change the Supplier, the Landlord will notify the Tenant and the Tenant agrees to:

a. allow the Landlord to arrange for the purchase of electricity for the building from the Supplier of the Landlord's choice;

b. join the Landlord in its application to the relevant authorities for such purchase and/or execute all relevant agreements, consents and/or authorisation forms as may be required by the Landlord and/or the Supplier;

c. pay to the Landlord or the Supplier the total costs (including taxes) of the Electricity supplied to the said premises, such costs to be calculated by the Landlord or the Supplier (as the case may be) at the same rate(s) payable by Landlord to the Supplier on a pass-through basis without any mark-up or price discrimination among landlord and its tenants in the same building;

d. pay to the Landlord or the Supplier reasonable administrative fees (if applicable and including GST thereon) for the administration of the bulk electricity purchase arrangement, provided that such administrative fees are communicated upfront to the Tenant (excluding any infrastructure costs incurred by landlord in order to benefit from the open electricity market); and

e. If at any time during the Term, the Landlord's arrangement for the bulk purchase of the Electrical for the Building is terminated for any reason whatsoever, the Tenant shall arrange for and procure its own supply of the Electricity for the Said Premises.

4.3 Taps, Wash Basins etc.

To ensure that all washbasins, taps, sinks and other such water and sanitary apparatus within or exclusively serving the said premises are clean and in good order and to make good all lost and damage items due to the improper use or negligence of the Tenant.

Landlord	Tenant

(Please initial)

*If applicable

4.4 Telecommunication System

To install at its own cost all telecommunication systems and run wires thereof in accordance to the Landlord's requirements and to ensure that such works are carried out by the Singapore Telecommunications Ltd (Singtel) or any other telecommunications service provider (OTSP) or a contractor approved by Singtel or OTSP and/or the Landlord and to pay all charges, including any tax payable thereon, in respect of any telephone, facsimile, internet facilities and any other telecommunication services connected, installed or used at the said premises.

4.5 *Radio or TV aerials

Not to erect, place, use or permit to be used within or outside the said premises any radio or television Aerial or antenna or other similar media equipment likely to be seen or heard from the outside without the prior written consent of the Landlord, such consent not to be unreasonably withheld, PROVIDED ALWAYS that any such consent so given maybe withdrawn at any time by the Landlord having regard to the interest of the Building and the rights of neighbouring tenants, occupiers or persons lawfully therein.

4.6 Alteration and Additions

(a) Not to make or permit to be made any alterations and additions to the said premises (whether or not structural) or to any of the Landlord's fixtures or fittings in the said premises without having first obtained the Landlord's written consent, such consent not to be unreasonablywithheld.

(b) In the event the Landlord consents to such alterations or additions, the Tenant shall obtain at its own expense all planning permission and approval necessary under the relevant statutory and non-statutory regulations, to carry out such additions and alterations in accordance with the conditions thereof.

(c) Not to fix, affix or install any additional electrical points and appliances in or about the said premises without the prior written approval of the Landlord, such consent not to be unreasonably withheld and the relevant authorities and to ensure such works are carried out by licensed electrical contractors and that the existing circuits are not overloaded.

4.7 Air-Conditioning

To take up a service contract with a qualified air-conditioning contractor to service and maintain the air-conditioning units, including the topping-up of gas and chemical cleaning (if required), installed at the said premises, at least once every twelve (12) months at the expense of the Tenant and to keep them in good and tenantable repair and condition throughout the term of this Agreement. A copy of the service contract shall be forwarded to the Landlord.

4.8 Tenantable Repair

(a) To keep at all times the interior of the said premises including flooring, interior plaster and other surface material and all the Landlord's fixtures and fittings in good and tenantable condition throughout the term of this Agreement (fair wear and tear and damage by any act beyond the control of the Tenant excepted).

(b) To give immediate notice to the Landlord of any accident or damage to the said premises, fixtures and fittings or other facilities whatsoever provided by the Landlord and to pay immediately or to reimburse the Landlord for the cost of such repair or replacement save where such damage is caused by any act beyond the control of the Tenant.

Landlord	Tenant

(Please initial)

*If applicable

4.9 Access to Premises

(a) To permit the Landlord and their agents, surveyors and workmen to enter upon the said premises at all reasonable times by prior appointment, for the purpose of viewing the condition thereof and to do such works as may be required for any repairs to the said premises and to require the Tenant to rectify any defect for which the Tenant is liable within ___ (_) days failing which, the Landlord shall carry out such repair works and the costs reasonably incurred thereof shall be treated as debt due from the Tenant and shall be recoverable from the Tenant forthwith assuch.

(b) To allow the Landlord free access immediately into the said premises, at all times, in cases of emergency.

4.10 Permits and Approvals

To obtain at its own expense all necessary licenses, permits and approvals from the relevant authorities in connection with the use of Premises, including but not limited to all licenses applicable under the Environment Public Health act (Cap. 95) and any other relevant authorities including but not limited to all change of use approvals from URA and shall cause all licenses to be displayed in and upon the Premises. Any delay or failure in obtaining or any suspension or revocation of any necessary approval, permit or licence shall not affect the Tenancy herein.

4.11 Prohibited Use

Not to reside in or permit any person to reside in any part of the said premises or use or permit the said premises to be used for dwelling purpose.

4.12 No Storage & Obstruction

Not to store any goods or things upon or obstruct the areas used in common with the Landlord or the other tenants, licensees and occupiers.

4.13 Storage of Dangerous Materials

Not to bring, store, permit or suffer to be done in the said premises or any part thereof any goods which in the opinion of the Landlord are of a dangerous, obnoxious, inflammable or explosive nature and should the Landlord consent to the storage of such material, to pay any increase in premium for fire or other insurances that may be taken out by the Landlord.

4.14 Not to Create Nuisance

Not to use the said premises or any part thereof in a manner which may become a nuisance or annoyance to the Landlord or the occupants of the Building or to neighbouring premises.

4.15 No Illegal or Immoral Activities

Not to do or suffer to be done anything in or upon the said premises or any part thereof, any activities of an illegal or immoral nature.

4.16 No Assignment and Sub-Letting

Not to assign, underlet or part with the possession, use or occupation of the said premises or any part thereof, whether or not for consideration, without the prior written consent of the Landlord and such consent not to be unreasonably withheld.

Landlord	Tenant

(Please initial)

*If applicable

4.17 No Assignment and Sub-Letting

Not to assign, underlet or part with the possession, use or occupation of the said premises or any part thereof, whether or not for consideration, without the prior written consent of the Landlord and such consent not to be unreasonably withheld.

4.18 No Waste

Not to throw or permit to be thrown, any dirt, rubbish, rags, boxes or other refuse except into proper bins and other containers provided for such purpose and to pay the Landlord the costs of removing such things and the costs of any damage to the common area, passages, lifts, lift shafts, toilets or other conveniences in the Building from the breach thereof.

4.19 No Heavy Machinery

Not to bring or allow to be brought onto the premises any heavy machinery save for typewriters, information processing systems, photocopying machines, computers and such other equipment as are required for the Tenant's business and approved by the Landlord.

4.20 No Excess Loading

Not to do permit or suffer to be loaded on any part of the floors of the building or the said premises to a weight greater than__ kN and shall when required by the Landlord distribute any load on any part of the floor of the said premises in accordance with the directions and requirements of the Landlord.

4.21 Loading / Unloading & Delivery of Goods, etc.

To ensure that the Tenant's employees, servants, agents or visitors do not obstruct the areas designated as loading/ unloading areas and at all times comply with the directions of the Landlord's staff or agents exercising due control of such areas.

4.22 Illegal Immigrants

(a) Where the Tenant's employees are non-Singaporeans, to carry out due diligence checks to ensure that at all times during the currency of this Agreement that the Tenant and/or their employees comply with all the rules and regulations relating to the Immigration Act and the Employment of Foreign Workers Act (if applicable) and any other Act of Parliament, Regulations or any rules or orders thereunder which relates to foreign residents and workers.

(b) To provide the Landlord upon request, for physical inspection, all immigration and employment documents, including but not limited to the passports of all non-local employees, the employment pass and/or work permits, proof of employment and to provide the Landlord with certified true copies of such documents.

(c) To authorise, permit and co-operate with the Landlord to make such enquiries with relevant government authorities and/or employers to verify the same.

(d) To accept responsibility including criminal prosecution and the consequences thereof and to hold the Landlord harmless and indemnify the Landlord to the fullest extent allowed by the laws of the Republic of Singapore should any person who is a prohibited immigrant be found at the said premises.

Landlord	Tenant

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4.23 Premises to be Free of Pests etc.

To keep the said premises free of pests, insects, rodents, birds and animals and if required by the Landlord to employ from time to time or periodically, a pest-exterminating contractor approved by the Landlord to inspect and ensure that the said premises free of pests, such approval not to be unreasonably withheld.

4.24 Clearing of Drains etc.

To maintain, keep clean and free of chokage any drains, plumbing facilities or piping system serving the said premises.

4.25 Business Signs

Save for the Tenants' business name sign, not to paint or affix any other signs, signboards, notices, flagstaff, placard or poster of any kind or other devices on the exterior walls, windows and doors thereof or in any part of the Building except such as shall be approved in writing by the Landlord, such approval not to be unreasonably withheld.

4.26 Frontage of Premises

Not to change or in any way vary the frontage of the said premises and the entrance door provided or approved by the Landlord for the access to the said premises, without first having obtained the written consent of the Landlord, such consent not to be unreasonably withheld.

4.27 Fixtures and Fittings

Not to install any fixtures or fittings in or upon the said premises, which may be visible from the outside of the said premises, except such items fixtures and fittings that are approved by the Landlord, such approval not to be unreasonably withheld.

4.28 *Use of Escalators

Not to place or take into the escalators or passenger lifts any bulky baggage, parcels, sacks, trolleys or other goods or use them for delivery or disposal purposes.

4.29 Rules and Regulations

(a) At all times to observe, perform and cause all its servants, independent contractors, agents, invitees and licensees to observe and perform, the rules and regulations and any amendments thereof and additions thereto as may from time to time be made by the Landlord and/or the Management Corporation which shall be binding on and enforceable against the Tenant.

(b) Not to do or suffer to be done any act, which shall amount to a breach or non-observance of any negative or restrictive covenant of this Agreement or other instrument under which the Landlord holds the said premises.

(c) The Landlord shall provide the Tenant with copies of all such rules, regulations or instruments mentioned in this clause upon request from the Tenant.

4.30 Compliance With Statutes

At all times during the term hereby created, not to do, omit or suffer to be done in the said premises anything in contravention of any Acts of Parliament or Regulation now or hereafter in force and any Rules

Landlord	Tenant

(Please initial)

and Orders thereunder and to keep the Landlord indemnified in full against all penalty and costs in the event of any breach thereof.

4.31 Government Notices, etc.
Should the Tenant receive any notices from any Government or any statutory or other relevant authorities with respect to the said premises, to give immediately to the Landlord a copy of the same.

4.32 Avoidance of Insurance

(a) Not to do or permit to be done upon the said premises anything whereby the Landlord's insurance of the said premises against fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased and to indemnify the Landlord against any such additional premiums.

(b) For avoidance of doubt the Tenant undertakes to indemnify the Landlord in full in the event such insurance becomes void or voidable due to the act or omission of the Tenant.

4.33 Indemnity

To be responsible for and to indemnify the Landlord from and against all claims and demands and against any damage occasioned to the said premises or any part of the Building or any adjacent or neighbouring premises or injury to any person by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant.

4.34 **Tenant's Insurance**
The Tenant shall at all times during the term hereby created and during any period of holding over, effect and keep current:

(a) A public liability insurance policy for a sum as may be specified by the Landlord from time to time in respect of the said premises which shall be taken out with an insurance company approved by the Landlord in the Joint names of the Landlord and the Tenant and shall pay all premiums, costs and disbursements in connection thereof within _seven (7_) days after the same shall become due and payable, save that where the said premises is not more than 15,000 sq ft, the insurance coverage limit shall not exceed S$3 million or the limit in the Landlord's own public liability insurance policy, whichever is lower.

(b) An adequate insurance policy, which shall be taken out with an insurance company approved by the Landlord on the internal partitions and all goods belonging to or held in trust by the Tenant in the said premises against loss or damage by fire, water, damage or discharge from sprinkler systems etc.

(c) Any other insurance policy or policies to cover any other risk as the Landlord may from time to time require and shall produce to the Landlord on demand the above mentioned policies as well as the receipts for payment of premium in respect thereof.

4.35 Prospective Tenants

During the_Three_____(3) months prior to the expiration of this Agreement to permit the Landlord and/or its representatives and by prior appointment, bring prospective Tenants to view the said premises for the purpose of letting the same.

4.36 Prospective Purchasers
During the currency of this Tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof. The said premises shall be sold subject to this Tenancy.

4.37 Reinstatement & Yielding of Premises
Upon the determination or sooner determination of the term hereby created, to reinstate and to peaceably and quietly yield the said premises and all the Landlord's fixtures, fittings and installations in or upon the said premises (including electrical installations, air-conditioning, pipes, conduits, etc.) to the state and condition as at the date the Tenant took possession of the said premises from the Landlord

Landlord	Tenant

(Please initial)

*If applicable

(fair wear and tear excepted) and to make good at the expense of the Tenant any damage or defacement caused failing which the Landlord shall rectify the same at the expense of the Tenant and deduct the costs reasonably incurred thereof shall be treated as debt due from the Tenant shall be recoverable forthwith as such.

For the avoidance of doubt, Clause 4.39 shall not apply in the event of pre-termination by Landlord due to Landlord's Redevelopment Works.

4.38 **Legal Costs and Stamp Duty**

To bear either legal costs or administrative costs (but not both) for any Tenant-initiated amendments to the Landlord's standard Lease Agreement that is compliant with the Code of Conduct for leasing of Retail Premises in Singapore (hereinafter referred to as "CoC"), including any amendments to include a leasing principle from the CoC which landlord has indicated in the Checklist as being "not applicable".

The Tenant shall pay to the Landlord either administrative fees or legal costs (but not both) for the preparation of ancillary documents arising from tenant-initiated requests. Examples of such ancillary documents include, but not limited to, side letters, letters of variation, settlement agreement, novation agreement, supplemental agreement and surrender agreement. Landlord must inform tenant of such administrative or legal fees upfront upon receipt of tenant's request.

The Tenant shall bear all stamp duties payable on all documents executed in respect of the Lease.

5. LANDLORD'S COVENANTS

The Landlord hereby agrees with the Tenant as follows:-

5.1 Quiet Enjoyment

The Tenant paying the monthly rent and service charge hereby reserved and observing and performing the terms and provisions of this agreement shall peaceably hold and enjoy the said premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord (save for the rights reserved by the Landlord under this Agreement).

5.2 Rates

To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoings (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon.

5.3 Insurance

At all times throughout the term hereby created to keep insured the said premises (excluding the fixtures and fittings of the Tenant) against loss or damage by fire and such other risks as the Landlord deem fit and to cause all monies received by virtue of such insurance to be forthwith laid out in reinstating the said premises so that the same shall be in no worse condition as it was before being damaged.

5.4 *Warehouse Maintenance

To keep or contribute to the Management Corporation to keep all common parts of the Building in good and tenantable repair, clean and lighted and the lifts, escalators etc. in working order.

Landlord must be responsible for any loss or damage suffered by tenant due to the gross negligence or wilful default on the part of landlord to maintain the Warehouse (if landlord owns such warehouse) or such part(s) thereof where the said premises are located (if landlord does not own such whole warehouse).

Landlord	Tenant

(Please initial)

*If applicable

IN WITNESS WHEREOF the parties have hereunder set their hands the day and year first above written.

SIGNED by the Landlord)
Company : YINI MARINE PTE LTD)

In the presence of:)
Name: Lee Shee Wai, Alex)
NRIC No.: S8527644A)
Date: 28.02.2023)

YINI MARINE PTE LTD 201415218G

SIGNED by the Tenant)
Company : IO3 PTE LTD)

In the presence of:)
Name: Koh Eng Chye)
NRIC No.: S7538845D)
Date: 28.02.2023)

IO3 PTE. LTD. REG.NO. 201905286N

Landlord	Tenant

(Please Initial)

*If applicable